Exhibit (a)(5)(lvi)

ORACLE®

Chuck Phillips

Executive Vice President

Oracle Corporation

ORACLE

Safe Harbor Statement

Our discussion may include predictions, estimates or other information that might be considered forward-looking. While these forward-looking statements represent our current judgment on what the future holds, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward- looking statements. Throughout today’s discussion, we will attempt to present some important factors relating to our business that may affect our predictions. You should also review our most recent Form 10-K and Form 10-Q for a more complete discussion of our risk factors.

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Disclaimer

The solicitation and the offer to buy PeopleSoft’s common stock is only made pursuant to the Offer to Purchase and related materials that Oracle Corporation and Pepper Acquisition Corp. filed on June 9, 2003, as amended and restated on July 24, 2003. Stockholders should read the Amended and Restated Offer to Purchase and related materials carefully because they contain important information, including the terms and conditions of the offer. Stockholders can obtain the Amended and Restated Offer to Purchase and related materials free at the SEC’s website at www.sec.gov, from Credit Suisse First Boston LLC, the Dealer Manager for the offer, from MacKenzie Partners, the Information Agent for the offer or from Oracle Corporation.

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Strategic Direction

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Oracle’s Long Track Record of Success and Innovation

Oracle Is a Market Leader

•	Largest Enterprise Software Company

•	Well-Engineered Information Architecture that has stood the test of time

•	Strong product flow

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Oracle’s Strategy Is Simple

•	Offer Best of Class, Integrated Technology
•	Value of the Whole is Greater than the Sum of the Parts — the Information Architecture
•	Leverage installed base — huge asset
•	Extend the brand into new markets

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M&A – Part of Broader Plan to

Extend Our Reach

•	One peg in a broader strategic plan to augment, not supplant, organic growth
•	Will acquire but also partner more
•	Leverage the broader Oracle economy more directly and creatively
•	More innovative go to market strategies

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Acquisitions at Oracle — Things to Know

•	We’ve done 30 acquisitions and know how to integrate them
•	Most have been small to date
•	No single one is essential to our growth
•	We have the infrastructure to handle multiple transactions simultaneously

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M&A — Why Now?

•	Industry in new phase of consolidation
•	Customers want us to become even more strategic and expand our footprint
•	More reasonable prices
•	Oracle’s relative strength more apparent
•	We can absorb larger acquisitions without distraction

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PeopleSoft /Update

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Our Perspective on This Deal

•	We’re committed to this transaction
•	It would be good for all shareholders and customers involved… but
•	This is NOT make or break for our apps business

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Winning Proposition for Shareholders

For ORCL Shareholders

•	Accretive from operations
•	#2 Worldwide
•	11K additional customers
•	Downstream revenue on the technology side of the business
•	Low risk acquisition
•	Shrinks the market share lead of SAP

For PSFT Shareholders

•	Cash in hand
•	No exit risk
•	Offer price is 48% above where the stock was trading ex-cash pre-offer on June 5th
•	Avoid risk of PSFT Q3 pipeline drainage due to money-back guarantee or other novel techniques

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Historical Performance —

Oracle vs. PeopleSoft

One Year Indexed Share Price Performance

June 6, 2002 – June 5, 2003

Returns	ORCL	PSFT	Nasdaq
6 Months	18.4%	(16.4%)	15.7%
1 Year	63.9%	(28.3%)	5.9%
Since May 24, 1999(1)	115.9%	(9.5%)	(32.9%)
5 Years	209.1%	(67.1%)	(7.7%)

(GRAPHIC)

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Note: Share price performance shown prior to Oracle’s cash tender offer announcement on June 6, 2003.

(1)	Date Craig Conway began employment at PeopleSoft.

QUESTIONS

ANSWERS

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